Exhibit 10.13

MANAGEMENT STOCK OPTION AGREEMENT

This MANAGEMENT STOCK OPTION AGREEMENT, dated as of [           ] (the “Management Stock Option Agreement”), is between Graphic Packaging Corporation, a Delaware corporation (the “Company”), and the Grantee whose name appears on the signature page hereof (the “Grantee”) under the terms of the 2003 Riverwood Holding, Inc. Long-Term Incentive Plan (the “Plan”). Capitalized terms used in this Management Stock Option Agreement and not otherwise defined herein have the meaning given in the Plan. If any provision of this Management Stock Option Agreement is inconsistent with any provision of the Plan (as either may be interpreted from time to time by the Board), the Plan shall control.

1.     Confirmation of Grant; Option Price.  Effective as of the date hereof, the Company hereby evidences and confirms its award to the Grantee of Options to purchase Shares in the Company, the number of which is set forth on the signature page hereof, at an option price of [       ] per share (the “Option Price”). The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended.

2.     Vesting; Exercisability.  The Options shall vest and become exercisable 331/3% on each of the first three anniversaries of [           ] (the “Effective Date”), subject to the Grantee’s continuous employment with the Company or one of its affiliates from the Effective Date through each such vesting date and subject to Sections 3(b) and 7 hereof.

3.     Termination of Options.

(a)   Normal Termination Date. Unless an earlier termination of employment shall occur as specified in subsection (b), the Options shall terminate and be canceled on the tenth anniversary of the Effective Date (the “Normal Termination Date”).

(b)   Termination of Employment. Unless otherwise determined by the Committee, in the event the Grantee’s employment terminates by reason of a Qualifying Termination of Employment, the Grantee (or the Grantee’s beneficiary or legal representative) may exercise any Options (regardless of whether then exercisable) until the earlier of (a) the twelve-month anniversary of the date of such termination of employment and (b) the date such Options would otherwise expire but for the operation of this Section 3(b). Unless otherwise determined by the Committee, in the event a Grantee’s employment terminates for any reason other than a Qualifying Termination of Employment or Cause, the Grantee may exercise any Option that is exercisable at the time of such termination of employment until the earlier of (a) the 30-day anniversary of the date of such termination of employment and (b) the date such Options would otherwise expire but for the operation of this Section 3(b), and any Option that is not then exercisable shall be forfeited and cancelled as of the date of such termination of employment. In the event that a Grantee’s employment is terminated for Cause or the Committee determines that circumstances exist such that the Grantee’s employment could have been terminated for Cause, any Options granted to such Grantee, whether or not then vested, shall be forfeited and cancelled as of the date of such termination of employment.

4.     Restrictions on Exercise; Non-Transferability of Options.

(a)   Restrictions on Exercise. The Options may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Management Stock Option Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company may, if requested by the Grantee, withhold Shares to satisfy the minimum applicable withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board regarding compliance with applicable law.

(b)   Non-Transferability of Options. The Options may be exercised only by the Grantee or by the Grantee’s estate. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death, provided that the deceased Grantee’s beneficiary or the representative of the Grantee’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Management Stock Option Agreement and the Plan as if such beneficiary or the estate were the Grantee.

5.     Manner of Exercise.  To the extent that any of the Options shall have become and remain vested and exercisable as provided in Section 2, such Options may be exercised in accordance with the terms of the Plan and any rules adopted by the Committee from time to time.

6.     Grantee’s Representations, Warranties and Covenants.

(a)   Investment Intention. The Grantee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any of the Options or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Options or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws.

(b)   Ability to Bear Risk. The Grantee covenants that the Grantee will not exercise all or any of the Options unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Exercise Shares.

7.     Change in Control.

(a)   Accelerated Vesting and Payment. Subject to the provisions of Sections 7(b) below, in the event of a Change in Control, each Option shall, at the discretion of the Committee either (i) vest and become fully exercisable regardless of the vesting and exercise schedule otherwise applicable to such Option or (i) be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the Exercise Price.

(b)   Alternative Awards. Notwithstanding Section 7(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to an Option if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award an “Alternative Award”), by the Grantee’s New Employer (or the parent or a Subsidiary of such New Employer) immediately following the Change in Control, provided that such Alternative Award (i) is based on stock which is or will be, within 60 days of the Change in Control, traded on an established securities market; (ii) provides Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the Option; (iii) has substantially equivalent economic value to the Option (determined at the time of the Change in Control); and (iv) vests and becomes fully exercisable and transferable in the event that Grantee’s employment is involuntarily terminated or terminated by Grantee following a material reduction in the Grantee’s base salary or a Grantee’s incentive compensation opportunity or a material reduction in the Grantee’s responsibilities, in either case without the Grantee’s written consent.

8.     Miscellaneous.

(a)   Waiver; Amendment.

(i)   Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Management Stock Option Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Management Stock Option Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Management Stock Option Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Management Stock Option Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Management Stock Option Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)  Amendment. This Management Stock Option Agreement may not be altered, modified, or amended except by a written instrument signed by the Company and the Grantee.

(b)   Nonassignability. Neither this Management Stock Option Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties.

(c)   No Rights as a Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to the Grantee for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

(d)   No Right to Continued Employment. Nothing in this Management Stock Option Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Grantee’s employment at any time, or confer upon the Grantee any right to continue in the employ of the Company or any of its Subsidiaries.

(e)   Interpretation. The Board shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Management Stock Option Agreement. Any determination or interpretation by the Board under or pursuant to this Management Stock Option Agreement shall be final and binding and conclusive on all persons affected hereby.

(f)    Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Management Stock Option Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

(g)   Binding Effect; Benefits. This Management Stock Option Agreement shall be binding upon and inure to the benefit of the parties to this Management Stock Option Agreement and their respective successors and assigns. Nothing in this Management Stock Option Agreement, express or implied, is intended or shall be construed to give any person other than the Company or the Grantee or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)   Severability. In the event that any one or more of the provisions of this Restricted Unit Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(i)    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of:

If to the Company:	Graphic Packaging Corporation 814 Livingston Court Marietta, Georgia 30067

Attention:	General Counsel; Chairman, Compensation Committee

If to Grantee:	at the home address of Grantee on the records of the Company

(j)    Governing Law. This Management Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws except to the extent the laws of the State of Delaware specifically and mandatorily apply.

(k)   Section and Other Headings, etc. The section and other headings contained in this Management Stock Option Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Management Stock Option Agreement.

(l)    Counterparts. This Management Stock Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(m)  Capital Adjustments. The number and price of the Shares covered by the Options shall be proportionately adjusted by the Board to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. Subject to any required action by the stockholders of the Company and Section 7 hereof, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Management Stock Option Agreement as of the date first above written.

Graphic Packaging Corporation

By:
Name:
Title:

THE GRANTEE:

[Grantee]

By:
Name:

Total Number of Shares
of Common Stock for
the Purchase of Which
Options Have Been
Granted:	[Options]